Exhibit B-11(a)



            RESTATED CERTIFICATE OF INCORPORATION

                             OF

                     ENTERGY POWER, INC.



     The following Restated Certificate of Incorporation,

duly adopted in accordance with Sections 241 and 245 of the

General Corporation Law of the State of Delaware, amends,

restated, integrates and supercedes the existing Certificate of Incorporation of Entergy Power, Inc. filed with the

Secretary of State of the State of Delaware on March 8,

1990.  The Corporation has not received any payment for any

of its stock.

     FIRST:    The name of the Corporation is Entergy Power,

Inc.

     SECOND:   The registered office of the Corporation in

the State of Delaware is to be located at 15 North Street,

in the City of Dover, County of Kent, in the State of

Delaware.  The name of its registered agent at that address

is National Corporate Research, Ltd.

     THIRD:    The purpose of the Corporaiton is to engage

in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of

Delaware as presently in effect or as may hereinafter may be amended.  The primary objects for which the Corporation is

organized are:



          (a)  To acquire, operate or engage in the business

of selling electric power and energy (whether generated or

purchased by the Corporation) to other parties, principally

non-affiliates, for resale, and any other business which may be necessary, appropriate, convenient or incidental to the

foregoing; and to acquire by purchase, lease or otherwise,

and to construct, extend, own, finance, deal in, sell or

otherwise dispose of, maintain and operate all property,

real or personal, tangible or intangible, of whatever kind

and wherever situated, and every right or interest therein,

which may be necessary, appropriate, convenient or

incidental to such business or businesses;

          (b)  To act as agent, broker or factor for any

person, individual, firm, corporation or other body,

including, without limitation, acting as agent or broker in

transactions for other parties, involving the sale and

purchase for resale, or transmission, of electric power and

energy;

          (c)  To borrow money and contract debts in

connection with the transaction of the business of the

Corporation or for the exercise of its corporate rights,

privileges or frnachises or for any other lawful purpose of

its incorporation; to issue bonds, promissory notes, bills

of exchange, debentures and other obligations and evidences

of indebtedness payable at a specified time or times or

payable upon the happening of a specified event or events

whether secured by mortgage, pledge or otherwise or

unsecured, for money borrowed or in payment for property

purchased or acquired or for any other lawful objects.

          (d)  To make any guaranty respecting dividends,

stocks, bonds, contracts, or other obligations, whether of

the Corporation or any other person, individual, firm,

corporation or other body, insofar as may be permitted by

law;

          (e)  To lend money, secured by mortgages on

personal property or rea! estate, or as collateral security

therefor to take notes, open accounts, and other similar

evidences of debt or otherwise;

          (f)  To conduct business, have one or more

offices, and hold, purchase, mortgage and convey real and

personal property in the State of Delaware and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia and in foreign

countries; and

          (g)  To do everything necessary and proper for the

accomplishment of the objects enumerated in this Restated

Certificate of Incorporation or any amendment thereof or

necessary or incidental to the protection and benefit of the

Corporation, and in general to carry on any lawful business

necessary or incidental to the attainment of the objects of

the Corporation whether or not such business is similar in

nature to the objects set forth in this Restated Certificate of Incorporation or any amendment thereof.

          It is the intention that the objects and purrposes

specified in the foregoing clauses of this Article THIRD

shall also be construed as powers, and that the foregoing

enumeration of specific objects shall not be held to limit

or restrict in any manner the powers of the Corporation, but shall be in furtherance of, and in addition to, and not in

limitation of, the general powers conferred by the General

Corporation Law of the State of Delaware.

     FOURTH:   The total number of shares of capital stock

which the Corporation is authorized to issue is 20,000, of a par value of $5.00 per share and of one class; such class is hereby designated as common stock.

     FIFTH:    No stockholder shall be entitled as a matter

of right to subscribe for, purchase or receive any shares of the stock or any rights or options of the Corporation which

it may issue or sell, whether out of the number of shares

authorized by this Restated Certificate of Incorporation or

by amendment thereof or out of the shares of the stock of

the Corporation acquired by it after the issuance thereof,

nor shall any stockholder be entitled as a matter of right

to purchase or subscribe for, or receive any bonds,

debentures or other obligations which the Corporation may

issue or sell that shall be convertible into or exchangeable for stock or to which shall be attached or appertain any

warrant or warrants or other instrument or instruments that

shall confer upon the holder or owner of such obligation the right to subscribe for or purchase from the Corporation any

shares of its capital stock, but all such additional issues

of stock, rights, options, or of bonds, debentures or other

obligations convertible into or exchangeable for stock or to which warrants shall be attached or appertain or which shall confer upon the holder the right to subscribe for or

purchase any shares of stock may be issued and disposed of

by the Board of Directors to such persons and upon such

terms as in their absolute discretion they may deem

advisable, subject only to such limitations as may be

imposed in this Restated Certificate of Incorporation or in

any amendment thereto.

     SIXTH:    (1)  The annual meeting of the stockholders

of the Corporation for the election of Directors and the

transaction of such other business as may properly come

before said meeting shall be held at the principal business

office of the Corporation or as such other place or places

either within or without the State of Delaware as may be

designated by the Board of Directors and stated in the

notice of the meeting.

          Written notice of the place designated for the

annual meeting of the stockholders of the Corporation shall

be delivered personally or mailed to each stockholder

entitled to vote thereat not less than ten (10) and not more than sixty (60) days prior to said meeting, but at any

meeting at which all stockholders shall be present, or of

which all stockholders not present have waived notice in

writing, the giving of notice as above described may be

dispensed with.  If mailed, said notice shall be directed to each stockholder at his address as the same appears on the

stock ledger of the Corporation unless he shall have filed

with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in

such request.

          (2)  Special meetings of the stockholders of the

Corporation shall be held whenever called in the manner

required by the laws of the State of Delaware for purposes

as to which there are special statutory provisions, and for

such other purposes whenever called by resolution of the

Board of Directors, the Chairman of the Board, or by the

President, or by the holders of a majority of the issued and outstanding shares of the common stock of the Corporation

 .  Any such special meeting of stockholders may be.held at

the principal business office of the Corporation or at such

other place or places, either within or without the State of

Delaware, as may be specifed in the notice thereof.

Business transacted at any special meeting of stockholders

of the Corporation shall be limited to the purposes stated

in the notice thereof.

          Except as otherwise expressly required by the laws

of the State of Delaware, written notice of each special

meeting, stating the day, hour and place, and in general

terms the business to be transacted thereat, shall be

delivered personally or mailed to each stockholder entitled

to vote thereat not less than ten (10) and not more than

sixty (60) days before the meeting.  If mailed, said notice

shall be directed to each stockholder at his address as the

same appears on the stock ledger of the Corporation unless

he shall have filed with the Secretary of the Corporation a

written request that notices intended for him be mailed to

some other address, in which case it shall be mailed to the

address designated in said request.  At any special meeting

at which all stockholders shall be present, or of which all

stockholders not present have waived notice in writing, the

giving of notice as above described may be dispensed with.

          SEVENTH:  At any meeting of the stockholders of

the Corporation, except as otherwise expressly provided by

the laws of the State of Delaware, there must be present,

either in person or by proxy, in order to constitute a

quorum, stockholders owning a majority of the issued and

outstanding shares of the common stock of the Corporation

entitled to vote at said meeting. At any meeting of

stockholders at which a quorum is not present, the holders

of, or proxies for, a majority of the common stock which is

represented at such meeting, shall have power to adjourn the meeting from time to time, without notice other than

announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum

shall be present or represented, any business may be

transacted which might have been transacted at the meeting

as originally noticed.  If the adjournment is for more than

thirty (30) days, or if after the adjournment a new record

date is fixed for the adjourned meeting, a notice of the

adjourned meeting shall be given to each stockholder of

record entitled to vote at the meeting.

          EIGHTH:   (1)  Each holder of record of the common

stock of the Corporation shall, at every meeting the

stockholders of the Corporation, be entitled to one (1) vote for each share of common stock standing in his name on the

books of the Corporation, and such votes may be cast either

in person or by proxy, appointed by an instrument in

writing, subscribed by such stockholder or by his duly

authorized attorney, and filed with the Secretary before

being voted on, but no proxy shall be voted after three (3)

years from its date, unless said proxy provides for a longer period. Except as otherwise required by the laws of the

State of Delaware, the holders of the common stock of the

Corporation shall exclusively possess all voting power for

the election of Directors and for all other purposes and are entitled to vote on each matter to be voted on at a

stockholders' meeting.

                    (2)  The vote on all elections of

Directors and on any other questions before the meeting need not be by ballot, except upon demand by the holders of the

majority of the shares of the common stock of the

Corporation present in person or by proxy.

                    (3)  When a quorum is present at any

meeting of the stockholders of the Corporation, the vote of

the holders of a majority of the shares of the common stock

of the Corporation and present in person or represented by

proxy shall decide any question brought before such meeting,

unless the question is one upon which, under any provision

of the laws of the State of Delaware or of this Restated

Certificate of Incorporation, a different vote is required,

in which case such provision shall govern and control the

decision of such question.

          NINTH: The name and address of the incorporator

named in the Certificate of Incorporation filed with the

Secretary of State of the State of Delaware on March 8,

1990, which is provided herein for informational purposes

only, was:

           NAME                           ADDRESS

      W. Jackson Williams          111 Center Street
                                   Little Rock, AR 72201


          TENTH:     The  following provisions are  inserted

for  the  management of the business and for the conduct  of the  affairs of the Corporation, and for further definition,

limitation  and regulation of the powers or the  Corporation and of its Directors and stockholders:

          (1)  The business and affairs of the Corporation shall be

managed by the Board of Directors.



               (a)  The number of Directors which shall

constitute the whole Board shall be not be less than one (1)

nor more than ten (10).  Within such limits, the number of

Directors may be fixed from time to time by vote of the

stockholders or of the Board of Directors subject to

stockholder approval, at any regular or special meeting.

Election of Directors need not be by ballot unless the By-

Laws so provide.  Directors need not be stockholders.

Directors shall be elected at the annual meeting of the

stockholder of the Corporation, except as herein provided,

to serve until the next annual meeting of stockholders and

until their respective successors are duly elected and have

qualified.  Vacancies occurring among the Directors (other

than in the case of removal of a Director) shall be filled

by a majority vote of the Directors then in office with the

consent of the holders of a majority of the issued and

outstanding common stock of the Corporation, or by the sole

remaining Director with the consent of the holders of a

majority of the issued and outstanding common stock of the

Corporation, or by resolution duly adopted by :he holders of a majority of the issued and outstanding common stock of the

Corporation at a special meeting held for such purpose, or

by action taken in lieu of such meeting, or at the next

annual meeting of stockholders following any vacancy. At any meeting of stockholders of the Corporation called for the

purpose, the holders of a majority of the issued and

outstanding shares of the common stock of the Corporation

may remove from office, with or without cause, all or any of the Directors and the successor of any Director so removed

shall be elected by the holders of a majority of the issued

and outstanding common stock of the Corporation at such

meeting or at a later meeting.

               (b)  The first meeting of each newly elected

Board of Directors shall be held as soon as practicable

after each annual election of Directors and on the same day,

at the same place at which regular meetings of the Board of

Directors are held, or at such other time and place as may

be provided by resolution of the Board.  Such meeting may be held a: any other time or place which shall be specified in

a notice given, as hereinafter provided, for special

meetings of the Board of Directors. Regular meetings of the

Board of Directors may be held with reasonable notice at

such time and place, either within or without the State of

Delaware, as shall from time to time be determined by

resolutions of the Board of Directors.  Special meetings of

the Board of Directors may be called by the Chairman of the

Board or the President on reasonable notice as provided in

the By-Laws given to each Director, and such meetings shall

be held at the principal business office of the Corporation

or at such other place or places, either within or without

the State of Delaware, as shall be specified in the notice

thereof.

          (2)  Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board of

Directors, a fixed sum and expenses of attendance, if any,

may be allowed for attendance at each regular, special or

committee meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from

serving the Corporation in any other capacity and receiving

compensation therefor.

          (3)  The Board of Directors is expressly authorized (a) to make, alter or amend the By-Laws of the Corporation, subject to the power of the stockholders to alter, amend or repeal

such By-Laws; (b) to authorize and cause to be executed

mortgages and liens upon all or any part of the property of

the Corporation; (c) to determine the use and disposition of any surplus or net profits; and (d) to fix the times for the declaration and payment of dividends.

          (4)  When and as authorized by the affirmative vote of the holders of a majority of the common stock of the

Corporation, issued and outstanding, given at a

stockholders' meeting duly called for that purposes, or when authorized by the written consent of the holders of a

majority of the common stock of the Corporation issued and

outstanding, to sell, lease or exchange all or substantially all, of the property and assets of the Corporation,

including its good will and its corporate franchises, upon

such terms and conditions and for such consideration, which

may be whole or in part shares of stock in, and/or other

securities of, any other corporation or corporations, as its

Board of Directors shall deem expedient and for the best

interests of the Corporation.


          (5)  The Board of Directors may not cause the

Corporation to merge or consolidate with or into any other

corporation or corporations, unless such merger or

consolidation shall have been authorized by the affirmative

vote of the holders of a majority of the common stock of the

Corporation, issued and outstanding, given at a

stockholders' meeting called for that purpose, or authorized by the written consent of the holders of a majority of the

common stock of the Corporation issued and outstanding.

          (5)  In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Directors

are hereby empowered to exercise al! such powers and do all

such acts and things as may be exercised or done by the

Corporation; subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Restated Certificate

of Incorporation, and to any By-laws from time to time

passed by the stockholders; provided, however, that no By-

law so created shall invalidate any prior act of the

Directors which was valid in the absence of such By-Law.

          EVEVENTH:      To the fullest extent permitted by

the laws of the State of Delaware, or any other applicable

law presently, or hereafter in effect, no Director of the

Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for or with respect to any acts or omissions in the performance of his duties.

          Any repeal or modification of the foregoing

paragraph by the stockholders of the Corporation shall not

adversely affect any right or protection of a Director of

the Corporation. existing at the time of such repeal or

modification.

          TWELFTH:       If after the date of adoption of

this Restated Certificate of Incorporation any provision of

this Restated Certificate of Incorporation is invalidated on any grounds by any court of competent jurisdiction, then

only such provision shall be deemed inoperative and null and void and the remainder of this Restated Certificate of

Incorporation shall not be affected thereby.

          THIRTEENTH:    The Corporation reserves the right

to amend, alter, change or-repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers

conferred herein on stockholders, directors and officers are subject to this reserved power.

          IN WITNESS WHEREOF, I have hereunto set my hand

and seal, the ____17      day of   August         , 1990.



In the presence of:


     Peggy Ann Lewandoski

                                        W. Jackson Williams
                                        Sole Director
                                        President